Exhibit 10.2
Form of Amended and Restated
Change in Control Agreement
     This Amended and Restated AGREEMENT made as of the ___day of March, 2008 (this “Agreement”), by and among Benjamin Franklin Bancorp, Inc., a Massachusetts corporation (the “Holding Company”) and the parent company for Benjamin Franklin Bank, a Massachusetts chartered savings bank, with its executive offices in Franklin, Massachusetts (the “Bank”) (the Bank and the Holding Company shall be hereinafter collectively referred to as the “Employers”), and [___] of [___], Massachusetts (the “Executive”), amends and restates in its entirety the Change in Control Agreement dated as of April 4, 2005 (the “Original Agreement”)..
     1. Purpose. In order to allow the Executive to consider the prospect of a Change in Control (as defined in Section 2) in an objective manner, and in consideration of the services rendered and to be rendered by the Executive to the Employers and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Employers, the Employers are willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Executive from the consequences of a Terminating Event (as defined in Section 3) occurring subsequent to a Change in Control.
     2. Change in Control. A “Change in Control” shall be deemed to have occurred in any of the following events:
          2.1 If there has occurred a change in control which the Holding Company would be required to report in response to Item 5.01 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes;
          2.2 When any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Holding Company or the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Holding Company or the Bank, as the case may be;
          2.3 During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Holding Company, and any new director (other than a director designated by a person who has entered into an agreement with the Holding Company to effect a transaction described in Section 2.2, 2.4, or 2.5 of this Agreement) whose election by the Board or nomination for election by the Holding Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Holding Company;
          2.4 The stockholders of the Holding Company approve a merger, share exchange or consolidation (“merger or consolidation”) of the Holding Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Holding Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Holding Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Holding Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 30% of the combined voting power of the Holding Company’s then outstanding securities; or
          2.5 The stockholders of the Holding Company or the Bank approve a plan of complete liquidation of the Holding Company or the Bank or an agreement for the sale or disposition by the Holding Company or the Bank of all or substantially all of the Holding Company’s or the Bank’s assets.
     3. Terminating Event. A “Terminating Event” shall mean
          3.1 Termination by either of the Employers of the employment of the Executive with either of the Employers for any reason other than (i) death, (ii) deliberate dishonesty or gross misconduct of the Executive with respect to the Holding Company or the Bank or any subsidiary or affiliate thereof, or (iii) conviction of the Executive for the commission of a felony; or
          3.2 Resignation of the Executive from the employ of either of the Employers, while the Executive is not receiving payments or benefits from either of the Employers by reason of the Executive’s disability, subsequent to the occurrence of any of the following events:
          (a) a reduction in the Executive’s annual base salary as in effect on the date hereof or as the same may be increased from time to time; or
          (b) the relocation of the Employers’ offices at which the Executive is principally employed to a location that (i) is more than 25 miles away from the offices at which the Executive is principally employed immediately prior to the date of the Change in Control and (ii) increases the Executive’s commute by more than 20 miles; or
          (c) the failure by either Employer to pay to the Executive any portion of his current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of either Employer within seven (7) days of the date such compensation is due; or
          (d) the failure by either Employer to continue the Executive’s participation in any material compensation, incentive, bonus or benefit plan (or in a successor plan) in which the Executive participates immediately prior to the Change in Control or the failure of a successor in interest to make available its benefits plans to the Executive on a basis that is not substantially less favorable than the successor generally affords to its other employees holding similar positions; or
          (e) the failure of either Employer to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

     4. Severance Payment. In the event a Terminating Event occurs within two years after a Change in Control, the Holding Company shall pay to the Executive an amount equal to [one or two] times the sum of: (i) the Executive’s current base salary, plus (ii) the highest annual bonus paid during the most recent three calendar years, payable in one lump-sum payment on the date of termination.
     5. Benefit Continuation. In the event a Terminating Event occurs within two years after a Change in Control, the Holding Company shall continue to pay to the Executive the disability and medical benefits existing on the date of the Terminating Event at the level in effect on, and at the same out-of-pocket cost to the Executive as of, the date of such Terminating Event, for a period of [one or two] years. In the event that the Employers are unable to provide the benefits set forth in this Section 5 due to the change in Executive’s status to that of a non-employee, the Employers shall instead pay to the Executive a lump sum amount equal to the value of the benefits required to be provided by this Section 5.
     6. Limitation on Benefits. It is the intention of the Executive and of the Employers that no payments by the Employers to or for the benefit of the Executive under this Agreement or any other agreement or plan pursuant to which he is entitled to receive payments or benefits shall be non-deductible to the Employers by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended (“Code”) relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by the Employers, such payments shall be reduced to the maximum amount which can be deducted by the Employers. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Employers with interest thereon at the applicable Federal Rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be non-deductible to the Employers by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five days after the Employers have sent him written notice of the need for such reduction, the Employers may determine the method of such reduction in their sole discretion.
          6.1 If any dispute between the Employers and the Executive as to any of the amounts to be determined under this Section 6 or the method of calculating such amounts cannot be resolved by the Employers and the Executive, either party after giving three days written notice to the other, may refer the dispute to a partner in a Massachusetts office of a firm of independent certified public accountants selected jointly by the Employers and the Executive. The determination of such partner as to the amounts to be determined under Section 6.1 and the method of calculating such amounts shall be final and binding on both the Employers and the Executive. The Employers shall bear the costs of any such determination.
          6.2 The Executive confirms that he is aware of the fact that the Federal Deposit Insurance Corporation has the power to preclude the Bank from making payments to the Executive under this Agreement under certain circumstances. The Executive agrees that the Bank shall not be deemed to be in breach of this Agreement if it is precluded from making a payment otherwise payable hereunder by reason of regulatory requirements binding on the Bank.

     7. Section 409A. In the event that the Bank determines in good faith that any benefit payable under this Agreement upon termination of the Executive’s employment is “deferred compensation” subject to Section 409A of the Code: (i) payment of such benefit shall only be made in the event that the termination of employment constitutes a “Separation from Service” as defined below; (ii) payment of such benefit shall be made six (6) months after the date of Separation from Service; and (iii) interest shall be added to such payment to reflect the time during which such payment was delayed at the Bank’s then-prevailing prime rate. For purposes of this Section 7, Separation from Service shall mean any termination of employment with the Bank and any affiliate of the Bank pursuant to which the aggregate level of services provided by the Executive to the Bank and any such affiliate of the Bank (whether as an employee or a consultant) is permanently reduced to a level of services that is 49% or less than the level of services provided in the immediately preceding 12 months.
     8. Employment Status. This Agreement is not an agreement for the employment of the Executive and shall confer no rights on the Executive except as herein expressly provided.
     9. Term. This Agreement shall take effect as of the date of the Original Agreement and shall terminate upon the earlier of (a) the resignation or termination of the Executive for any reason prior to a Change in Control, or (b) the resignation of the Executive after a Change in Control for any reason other than the occurrence of any of the events enumerated in Section 3.2 of this Agreement.
     10. Withholding. All payments made by the Holding Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Holding Company under applicable law.
     11. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of The Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Holding Company, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 11. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive’s rights under this Agreement, the Holding Company shall pay (or the Executive shall be entitled to recover from the Holding Company, as the case may be) the Executive’s reasonable attorneys’ fees and other reasonable costs and expenses in connection with the enforcement of said rights, if the Executive prevails on the merits as determined by the arbitrators.
     12. Assignment; Successors and Assigns, etc.
          12.1 This Agreement is personal to the Executive and, without the prior written consent of the Holding Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

          12.2 This Agreement shall inure to the benefit of and be binding upon the Holding Company and its successors and permitted assigns.
          12.3 The Holding Company may not assign this Agreement or any interest herein without the prior written consent of the Executive and without such consent any attempted transfer or assignment shall be null and of no effect; provided, however, that the Holding Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Holding Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Holding Company would have been required to perform it if no such succession had taken place. As used in this Agreement, “the Holding Company” shall mean both the Holding Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.
     13. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
     14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
     15. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Holding Company or, in the case of the Holding Company, at its main office, attention of the Board of Directors.
     16. Election of Remedies. An election by the Executive to resign after a Change in Control under the provisions of this Agreement shall not constitute a breach by the Executive of any employment agreement the Executive may have with either Employer and shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Employers’ benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under any employment agreement he may then have with either Employer, provided, however, that if there is a Terminating Event under Section 3 hereof, the Executive may elect either to receive the severance and other benefits provided under Section 4 and Section 5 or such termination benefits as he may have under any such employment agreement, but may not elect to receive both.
     17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Holding Company.

     18. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of The Commonwealth of Massachusetts.
     19. Interpretation. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.5” would be part of “Section 5” and references to “Section 5” would also refer to material contained in the subsection described as “Section 5.5”).
     20. Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile signatures.
     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Holding Company, by its duly authorized officer, and by the Executive, as of the date first above written.

Attest:	Benjamin Franklin Bancorp, Inc.

By:

Title:

Witness	Executive

[Name]

The undersigned hereby unconditionally guarantees the obligations of the Holding Company under the foregoing Agreement.

Benjamin Franklin Bank

By:

Title: